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TSYS[logo](R) NEWS RELEASE
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                         TOTAL SYSTEM SERVICES, INC.(R)
For Immediate Release
Contact: James B. Lipham                     Leo S. Berard
         Chief Financial Officer             Investor Relations Manager
         (706) 649-2262                      (706) 644-6081

    TSYS(R)Reports 32.6% Increase in Net Income for First Nine Months of 2000

Columbus, Ga., October 18, 2000 -- Total System Services, Inc.(R)(TSYS(R))
NYSE: "TSS") today announced net income and revenues for the nine months and quarter ended September 30, 2000.

     Net income for the first nine months of 2000 increased 32.6% to $64.1 million, up from $48.3 million for the same period last year. Basic and diluted earnings per share for the nine months ended September 30, 2000, increased to $.33, up from $.25 for the first nine months of 1999. Revenues for the first nine months of 2000 were $445.3 million, an increase of 14.1% compared with revenues of $390.1 million for the first nine months of 1999.

     Net income for the third quarter of 2000 increased 12.6% to $19.1 million, up from $16.9 million for the same period last year. Basic and diluted earnings per share for the third quarter of 2000 increased to $.10, up from $.09 for the third quarter of 1999. Revenues for the third quarter of 2000 were $149.0 million, an increase of 8.1%, compared with revenues of $137.8 million for the third quarter of 1999.

     Chairman and CEO Richard W. Ussery said, "We are extremely pleased with the financial results for the first nine months of 2000. With the exceptional growth in the first nine months of 2000 and continued emphasis on expense control, we are well on our way to meeting our financial goal of a 25% increase in net income for 2000."

     Ussery continued, "During the third quarter of 2000, we announced:
     - Signing The Royal Bank of Scotland Group plc to a 10-year processing agreement for its 7 million consumer and commercial card accounts;
     - Signing Navy Federal Credit Union, the world's largest credit union, to a multiyear agreement to provide processing solutions for its 645,000 consumer card account portfolio;
     - Acquisition of a majority interest in GP Network Corporation, a payments gateway for more than 100,000 merchants in Japan;
     -    Opening of a sales office in Japan and
     - Hiring of Roger Van Scoy, a 20-year veteran in the credit card and transaction processing industry, as Senior
          Director and Chief Operating Officer of TSYS Europe office, and the hiring of Hitoshi Kondo, a 17-year industry veteran, as President and Managing Director of TSYS Japan.
                                   -- more --

TSYS Announces Financial Results for First Nine Months of 2000/Page 2

2001 Financial Outlook
     TSYS expects an increase in net income for 2001 over 2000 of approximately 20%. This anticipated increase in net income is based in part upon the following assumptions:
     - a 10-12% internal growth rate for existing Visa and MasterCard consumer card clients;
     - an approximately 50% increase in international revenues on an annualized basis;
     - an aggressive focus on expense control and productivity improvement;
     - the successful implementation and market acceptance of new product offerings, including stored value and e-commerce; and
     - increasing the total cardholder base to approximately 222 million accounts.

     Although the quarterly projections for 2001 have not yet been finalized, TSYS does expect the second half of 2001 to be more robust than the first half of 2001. There is an expected increase in revenue in the second half of 2001 highlighted by the scheduled conversion of the Royal Bank of Scotland Group's portfolio.

     Preceding this increase in revenue in the second half of 2001, there are some events that will dilute the first half's earnings.
     - Infrastructure costs of global expansion. TSYS will incur personnel and equipment costs associated with establishing its international processing center in England as well as initiating a sales branch office in Japan.
     - CITIBANK deconverted the UCS portfolio to their in-house processing system in August of 2000. Due to this, on a comparative basis, revenues for the first half of 2001 will not include revenues from the UCS portfolio when compared to the first half of 2000.

Extended Financial Outlook
     With the continued expansion of our businesses both domestically and internationally, market acceptance of our stored value products and e-commerce enabling systems, and aggressive expense management, we expect to increase our annual net income by 20-25% in 2002 and 2003.

     TSYS will host a conference call about the quarterly earnings report at 4:15 EDT, October 18, 2000. The conference call can be accessed at www.videonewswire.com/totalsystem/101800. You will be required to register prior to hearing the live web broadcast. TSYS' earnings release and other news releases are available on its website at www.totalsystem.com.

     TSYS provides global commerce solutions. With more than 186 million accounts on file, TSYS facilitates the payment exchange between buyers and sellers. TSYS and its family of companies offer a full range of business services from credit application to collections and bankruptcy services for credit, debit, commercial, stored-value and retail accounts. Based in Columbus, Ga., TSYS (NYSE: "TSS") (www.totalsystem.com) is an 80.8 percent owned subsidiary of Synovus Financial Corp. (NYSE: "SNV")(www.synovus.com).

                                   -- more --

TSYS Announces Financial Results for First Nine Months of 2000/Page 3

     This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS' expected growth in net income, internal growth rate for existing Visa and MasterCard consumer card clients, increase in international revenues and increase in the total cardholder base for 2001 and the expected increase in net income for 2002 and 2003. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond TSYS' ability to control or predict. The factors include, but are not limited to, lower than anticipated internal growth rates for TSYS' existing customers, TSYS' inability to control expenses associated with the growth in its number of employees, TSYS' inability to successfully bring new products to market, including, but not limited to, stored value and e-commerce products, the inability of TSYS to grow its business through acquisitions, adverse developments with respect to entering into contracts with new clients and retaining current clients, the merger of TSYS clients with entities that are not TSYS clients, TSYS' inability to anticipate and respond to technological changes, particularly with respect to e-commerce, adverse developments with respect to the successful conversion of clients, the absence of significant changes in foreign exchange spreads between the United States and the countries in which TSYS transacts business, to include Mexico, United Kingdom, Japan, Canada and the European Union, adverse developments with respect to the credit card industry in general and overall market conditions. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in TSYS' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.








                                   -- more --

                          TOTAL SYSTEM SERVICES, INC.
                              Financial Highlights
                     (In thousands, except per share data)

                                ---------------------------------------         -----------------------------------------
                                       Three months ended                                    Nine months ended
                                         September 30,                                          September 30,
                                ---------------------------------------         -----------------------------------------
                                                             Percentage                                       Percentage
                                      2000            1999     Change                  2000           1999      Change
                                --------------  ------------ ----------         --------------   -----------  -----------
Revenues                       $     148,959        137,827       8.1%          $     445,308        390,130     14.1 %

Expenses                             123,582        117,284       5.4                 360,859        327,817     10.1

Equity in Income of
  Joint Ventures                       3,290          3,338      (1.4)                 11,019          8,446     30.5
                                ------------   ------------                     -------------    -----------
Operating Income                      28,667         23,881      20.0                  95,468         70,759     34.9

Other Income                             840          1,638     (48.7)                  2,922          2,087     40.0
                                ------------   ------------                     -------------    -----------
Income before Income Taxes            29,507         25,519      15.6                  98,390         72,846     35.1

Income Taxes                          10,441          8,585      21.6                  34,336         24,527     40.0
                                ------------   ------------                     -------------    -----------
Net Income                     $      19,066         16,934      12.6           $      64,054         48,319     32.6
                                ============   ============                     =============    ===========
Basic Earnings Per Share       $        0.10           0.09      12.7           $        0.33           0.25     32.6
                                ============   ============                     =============    ===========
Diluted Earnings Per Share     $        0.10           0.09      12.6           $        0.33           0.25     32.7
                                ============   ============                     =============    ===========
Dividend Declared Per Share    $      0.0125         0.0100                     $      0.0350         0.0300
                                ============   ============                     =============    ===========
Average Common Shares
  Outstanding                    194,781,635    194,935,906                       194,794,598    194,913,533
                                ============   ============                     =============    ===========
Average Common and Common
  Equivalent Shares Outstanding  195,266,171    195,342,202                       195,285,498    195,513,664
                                ============   ============                     =============    ===========

nm = not meaningful

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